Exhibit 10.13

SECURITIES PURCHASE AGREEMENT

This SECURITIES PURCHASE AGREEMENT is entered into as of May 15, 2021 (this “Agreement”), by and among SCVX USA LLC (“Sponsor”) and the Persons set forth on Schedule I hereto (together with the Sponsor, each, a “Seller” and, together, the “Sellers”) and XN LP (together with one or more of its designated Affiliates or designated affiliated investment funds to which XN LP assigns this Agreement in accordance with Section 6.2, “Purchaser”).

WHEREAS, the Sellers are the owners of certain Class B ordinary shares, par value $0.0001 per share (“Class B Ordinary Shares”), of SCVX Corp., currently a Cayman Islands exempted company (“SCVX”) and certain warrants, each exercisable to purchase one Class A ordinary share, par value $0.0001 per share (“Class A Ordinary Shares”), of SCVX at a purchase price of $1.00 per warrant (the “Warrants”);

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, SCVX, Bloom Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of SCVX (“Merger Sub”), and Bright Machines, Inc., a Delaware corporation (the “Company”), are entering into that Agreement and Plan of Merger (the “Merger Agreement”) pursuant to which, among other things, (i) Merger Sub will merge with and into the Company, with the Company surviving as a wholly owned subsidiary of SCVX (the “Business Combination”) and (ii) in connection with, and prior to, the consummation of the Business Combination, SCVX will become domesticated as a Delaware corporation (the “Domestication”);

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, in connection with the Business Combination, SCVX and the Subscribers (as defined in the Merger Agreement) are entering into Subscription Agreements (the “Subscription Agreements”) for a private placement of Class A Ordinary Shares, to be consummated immediately prior to the Business Combination (the “PIPE Financing”), and Purchaser is an anchor investor in the PIPE Financing;

WHEREAS, substantially concurrently with the execution and delivery of this Agreement, in connection with the Business Combination, the Sellers, Purchaser and the Company are entering into the Sponsor Support Agreement (the “Sponsor Agreement”) pursuant to which, among other things, the Sellers have agreed to exchange their Warrants as set forth therein, which warrants following such exchange shall continue to be deemed the “Warrants” for purposes of this Agreement; and

WHEREAS, in connection with and prior to the Business Combination, and after the effectiveness of the Domestication, the Sellers wish to sell to Purchaser, and Purchaser wishes to purchase from the Sellers (i) 2,875,000 Class B Ordinary Shares (as the same will have been converted or exchanged pursuant to the Domestication) (the “Subject Shares”) and (ii) 3,300,000 Warrants (as the same will have adjusted in respect of the class and series of capital stock of the Company into or for which the Class A Ordinary Shares will have been converted or exchanged pursuant to the Domestication) (the “Subject Warrants” and, together with the Subject Shares, the “Subject Securities”).

NOW, THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

ARTICLE 1
DEFINITIONS

1.1 Definitions. As used in this Agreement, and unless the context requires a different meaning, the following terms shall have the meanings set forth below:

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise.

“Governmental Authority” means the government of any nation, state, city, locality or other political subdivision of any thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

“Lien” means any mortgage, deed of trust, pledge, hypothecation, assignment, encumbrance, lien (statutory or other) or other security interest of any kind or nature whatsoever.

“Person” means any individual, firm, corporation, partnership, limited liability company, trust, incorporated or unincorporated association, joint venture, joint stock company, Governmental Authority or other entity of any kind.

ARTICLE 2
PURCHASE AND SALE OF SUBJECT SECURITIES

2.1 Purchase and Sale. Subject to the terms herein set forth, at the Closing (as defined herein), the Sellers agree, severally and not jointly, to sell, convey, assign and transfer to Purchaser the Subject Securities set forth next to their names on Schedule I hereto, and Purchaser agrees to purchase such Subject Securities from Sellers, for an aggregate purchase price of $3,312,500 and as set forth on Schedule I hereto (such purchase price, the “Purchase Price” and such sale and purchase, the “Purchase”).

2.2 Closing.

(a) The closing of the Purchase (the “Closing”) shall occur immediately prior to, and subject to the closing of, the Business Combination or at such other time, date and/or place as the parties agree in writing.

(b) At the Closing, (i) Purchaser shall deliver (A) to each Seller the applicable Purchase Price set forth on Schedule I hereto, by wire transfer of immediately available funds to a bank account designated in writing by such Seller and (B) to SCVX, a written agreement, in a form reasonably satisfactory to SCVX, agreeing to be bound by the transfer restrictions in respect of the Subject Securities set forth in (1) Sections 7(a) and 7(b) of that certain letter agreement, dated January 23, 2020, between the Sponsor and SCVX (as in effect on the date hereof, the “Letter Agreement”) and (2) Section 2.6 of the Warrant Agreement dated January 23, 2020 between SCVX and Continental Stock Transfer & Trust Company (the “Warrant Agreement”) and (ii) each Seller shall, severally and not jointly, deliver to Purchaser (A) the Subject Securities set forth on Schedule I hereto (through book entry delivery to an account specified in writing by Purchaser or surrender of certificate(s), duly endorsed in blank, as applicable), together with appropriate blank stock and warrant powers duly endorsed by such Seller (with a medallion guarantee), (B) any other customary documents or certificates reasonably requested by Purchaser and (C) a properly executed and valid Internal Revenue Service Form W-9.

2.3 Conditions to Closing.

(a) The obligations of Purchaser to purchase the Subject Securities at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by Purchaser:

(i)                The Letter Agreement shall not have been amended, modified or waived in any material respect without Purchaser’s prior consent;

(ii)               The Merger Agreement shall not have been amended, modified or waived by SCVX in any material respect without Purchaser’s consent (not to be unreasonably withheld, conditioned, or delayed, it being agreed that Purchaser’s refusal to consent to any such amendment, modification or waiver that would reasonably be expected to materially adversely affect the economic benefit that Purchaser would reasonably expect to receive under this Agreement from its ownership of the Subject Securities from and after the consummation of the Business Combination shall conclusively be deemed not to be unreasonable) and the Merger Agreement shall be in full force and effect (except as so amended, modified or waived);

(iii)             None of the Subscription Agreements shall have been amended, modified or waived in any material respect without Purchaser’s consent (not to be unreasonably withheld, conditioned, or delayed, it being agreed that Purchaser’s refusal to consent to any such amendment, modification or waiver that would reasonably be expected to materially adversely affect the economic benefit that Purchaser would reasonably expect to receive under this Agreement from its ownership of the Subject Securities from and after the consummation of the Business Combination shall conclusively be deemed not to be unreasonable);

(iv)             The terms of the Subject Securities shall not have been amended (other than by operation of law pursuant to the Domestication, the exchange of the Warrants pursuant to the Sponsor Agreement or the amendments to SCVX’s organizational documents required by the Merger Agreement) without Purchaser’s consent;

(v)               The Domestication shall have been consummated;

(vi)             The Business Combination shall be consummated substantially concurrently with, and immediately following, the Purchase;

(vii)           The representations and warranties of the Sellers set forth in Article 3 shall be true and correct as of the date of the Closing as if then made;

(viii)          Each Seller shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

(ix)             The Special Meeting (as defined in the Merger Agreement as of the date hereof) shall have taken place and the Acquiror Stockholder Approvals (as defined in the Merger Agreement as of the date hereof) shall have been obtained; and

(x)               No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of the Purchase or other transactions contemplated by this Agreement.

(b) The obligations of each Seller to sell the Subject Securities at the Closing under this Agreement shall be subject to the fulfillment, at or prior to the Closing, of each of the following conditions, any of which, to the extent permitted by applicable laws, may be waived by the Sponsor on behalf of all of the Sellers:

(i)                 The Merger Agreement shall be in full force and effect;

(ii)               The Domestication shall have been consummated;

(iii)             The Business Combination shall be consummated substantially concurrently with, and immediately following, the Purchase;

(iv)              The representations and warranties of Purchaser set forth in Article 4 shall be true and correct as of the date of the Closing as if then made;

(v)                Purchaser shall have performed and complied in all material respects with all agreements and covenants contained in this Agreement that are required to be performed or complied with by it on or before the Closing;

(vi)              Purchaser shall have entered into a Subscription Agreement for an aggregate purchase price of not less than $75,000,000, which Subscription Agreement shall be in full force and effect (unless terminated pursuant to Section 8(c) thereof, other than a termination resulting from the failure of any condition set forth in Section 3(a) of such Subscription Agreement to be satisfied or waived), and Purchaser shall have performed and complied in all material respects with all agreements and covenants contained in such Subscription Agreement;

(vii)            The Special Meeting (as defined in the Merger Agreement as of the date hereof) shall have taken place and the Acquiror Stockholder Approvals (as defined in the Merger Agreement as of the date hereof) shall have been obtained; and

(viii)          No litigation, statute, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or endorsed by any Governmental Authority of competent jurisdiction or any self-regulatory organization having authority over the matters contemplated hereby, which prohibits the consummation of the Purchase or other transactions contemplated by this Agreement.

2.4 Termination. This Agreement shall terminate upon the earliest to occur of (i) the mutual written agreement of the Sponsor and Purchaser to terminate this Agreement, (ii) the failure of the Purchase to be consummated by the Termination Date (as defined in the Merger Agreement as of the date hereof), (iii) the termination of the Merger Agreement in accordance with its terms and (iv) the election of Purchaser in its sole discretion to terminate this Agreement following any material modification or amendment to, or material waiver by SCVX of any provision of, the Merger Agreement or Subscription Agreements without Purchaser’s prior consent (other than as would not cause the conditions in Section 2.3(a)(ii) or (iii), as applicable, to fail to be satisfied) prior to the Closing. If this Agreement is terminated in accordance with the foregoing, this Agreement shall become void and of no further force and effect, except that the provisions of this Section 2.4 and Article 6 shall survive the termination of this Agreement.

2.5 Withholding. Purchaser shall be entitled to deduct and withhold from the Purchase Price such amounts as Purchaser reasonably determines in good faith that it is required to deduct and withhold with respect to the payment of the Purchase Price under the Internal Revenue Code of 1986, as amended, or any provision of state, local or non-U.S. tax law; provided that the Purchaser shall notify the Sellers in writing of its intention to deduct and withhold such amounts and the reason therefor at least five (5) days before the Closing, and the parties shall cooperate to reduce or eliminate any potential deductions or withholdings including by requesting and providing appropriate tax forms. To the extent that amounts are so deducted or withheld, such deducted or withheld amounts shall be treated for all purposes hereof as having been paid to the Sellers.

ARTICLE 3
REPRESENTATIONS AND WARRANTIES OF THE SELLERS

Each Seller represents and warrants, severally and not jointly, to Purchaser as of the date hereof as follows:

3.1 Such Seller (i) if not a natural person, is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation or if a natural person, has legal competence and capacity to execute and deliver this Agreement, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.

3.2 This Agreement has been duly executed and delivered by such Seller, and assuming the due authorization, execution and delivery of the same by the other parties hereto, constitutes the valid and legally binding obligation of such Seller, enforceable against such Seller in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

3.3. As of the Closing, such Seller will own beneficially and of record and will have full power and authority to convey, free and clear of any Liens, the Subject Securities to be delivered by such Seller at the Closing. Assuming Purchaser has the requisite power and authority to be the lawful owner of the Subject Securities, upon Seller’s receipt of the Purchase Price and the transfer of the Subject Securities at the Closing, good and valid title to the Subject Securities will pass to Purchaser, free and clear of any Liens.

3.4 The execution and delivery of this Agreement, the sale of the Subject Securities by such Seller and the compliance by such Seller with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of such Seller pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which such Seller is a party or by which such Seller is bound or to which any of the property or assets of such Seller is subject; (ii) the organizational documents of such Seller, as applicable; or (iii) any statute or any judgment, order, rule or regulation of any Governmental Authority, having jurisdiction over such Seller or any of its properties that, in the case of clauses (i) and (iii), would reasonably be expected to have a Seller Material Adverse Effect. For purposes of this Agreement, a “Seller Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to such Seller that would reasonably be expected to have a material adverse effect on such Seller’s ability to consummate the Purchase.

3.6 No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subject Securities to Purchaser based on any arrangement entered into by or on behalf of such Seller.

3.7 Assuming Purchaser delivers the written agreement required to be delivered at the Closing pursuant to Section 2.2(b)(i)(B) hereof, Purchaser shall be a “Permitted Transferee” of Seller under the Warrant Agreement and, as of the consummation of the Purchase, the Subject Warrants shall not be redeemable by SCVX pursuant to Section 6 of the Warrant Agreement.

3.8 Such Seller further acknowledges that there have not been, and such Seller hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to such Seller by Purchaser, any of its Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Purchaser expressly set forth in this Agreement.

ARTICLE 4
REPRESENTATIONS AND WARRANTIES OF PURCHASER

Purchaser represents and warrants to each Seller as of the date hereof as follows:

4.1 Purchaser (i) is duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or formation, and (ii) has the requisite power and authority to enter into and perform its obligations under this Agreement.

4.2 This Agreement has been duly executed and delivered by Purchaser, and assuming the due authorization, execution and delivery of the same by the other parties hereto, constitutes the valid and legally binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting creditors generally and by the availability of equitable remedies.

4.3 The execution and delivery of this Agreement, the purchase of the Subject Securities and the compliance by Purchaser with all of the provisions of this Agreement and the consummation of the transactions contemplated herein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of Purchaser pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which Purchaser is a party or by which Purchaser is bound or to which any of the property or assets of Purchaser is subject; (ii) the organizational documents of Purchaser; or (iii) in any material respect, any statute or any judgment, order, rule or regulation of any Governmental Authority, having jurisdiction over Purchaser or any of its properties that, in the case of clause (i), would reasonably be expected to have a Purchaser Material Adverse Effect. For purposes of this Agreement, a “Purchaser Material Adverse Effect” means an event, change, development, occurrence, condition or effect with respect to Purchaser that would reasonably be expected to have a material adverse effect on Purchaser’s ability to consummate the Purchase.

4.4 Purchaser (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7), (9), (12) or (13) under the Securities Act of 1933, as amended (the “Securities Act”)), (ii) is acquiring the Subject Securities only for its own account and not for the account of others or, if Purchaser is purchasing the Subject Securities as a fiduciary or agent for one or more investor accounts, each owner of such account is a qualified institutional buyer and Purchaser has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Subject Securities with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act. Purchaser is not an entity formed for the specific purpose of acquiring the Securities and is an “institutional account” as defined by FINRA Rule 4512(c).

4.5 Purchaser understands that the Subject Securities are being offered in a transaction not involving any public offering within the meaning of the Securities Act and that the Subject Securities have not been registered under the Securities Act. Purchaser understands that the Subject Securities may not be offered, resold, transferred, pledged or otherwise disposed of by Purchaser absent an effective registration statement under the Securities Act, except (i) to SCVX or a subsidiary thereof, or (ii) pursuant to an applicable exemption from the registration requirements of the Securities Act, and, in each of cases (i) and (ii), in accordance with any applicable securities laws of the applicable states and other jurisdictions of the United States, and as a result of these transfer restrictions, Purchaser may not be able to readily resell the Subject Securities and may be required to bear the financial risk of an investment in the Subject Securities for an indefinite period of time. Purchaser acknowledges and agrees that the Subject Securities will not be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act (“Rule 144”) until at least one year from the date of the Form 8-K filed by SCVX in respect of the closing of the Business Combination. Purchaser understands that it has been advised to consult legal counsel prior to making any offer, resale, pledge or transfer of any of the Subject Securities.

4.6 Purchaser understands and agrees that Purchaser is purchasing the Subject Securities directly from the Sellers. Purchaser further acknowledges that there have not been, and Purchaser hereby agrees that it is not relying on, any representations, warranties, covenants or agreements made to Purchaser by any Seller, SCVX, any of their respective Affiliates or any control persons, officers, directors, employees, partners, agents or representatives, or any other person or entity, expressly or by implication, other than those representations, warranties, covenants and agreements of the Sellers expressly set forth in this Agreement. Purchaser acknowledges that certain information provided to the Purchaser was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

4.7 In making its decision to purchase the Subject Securities, Purchaser has relied solely upon independent investigation made by Purchaser. Purchaser acknowledges and agrees that Purchaser has received such information as Purchaser deems necessary in order to make an investment decision with respect to the Subject Securities, including with respect to SCVX, the Company and their respective subsidiaries (collectively, the “Acquired Companies”). Purchaser represents and agrees that Purchaser and Purchaser’s professional advisor(s) have had the full opportunity to ask such questions, receive such answers and obtain such information as Purchaser and such undersigned’s professional advisor(s) have deemed necessary to make an investment decision with respect to the Subject Securities. Without limiting the generality of the foregoing, Purchaser acknowledges that it has reviewed SCVX’s filings with the Commission and any disclosure documents provided by or on behalf of the Sellers in connection with this Agreement. Purchaser acknowledges that no statement or printed material contrary to any such disclosure documents has been made or given to Purchaser by or on behalf of the Sellers.

4.8 Purchaser became aware of this offering of the Subject Securities solely by means of direct contact between Purchaser and the Sellers or their respective representatives or Affiliates, and the Subject Securities were offered to Purchaser solely by direct contact between Purchaser and the Sellers or their respective Affiliates. Purchaser did not become aware of this offering of the Subject Securities, nor were the Subject Securities offered to Purchaser, by any other means. Purchaser acknowledges that the Subject Securities (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.

4.9 Purchaser acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Subject Securities. Purchaser has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Subject Securities, and Purchaser has had an opportunity to seek, and has sought, such accounting, legal, business and tax advice as Purchaser has considered necessary to make an informed investment decision.

4.10 Purchaser has adequately analyzed and fully considered the risks of an investment in the Subject Securities and determined that the Subject Securities are a suitable investment for Purchaser and that Purchaser is able at this time and in the foreseeable future to bear the economic risk of a total loss of Purchaser’s investment in SCVX. Purchaser acknowledges specifically that a possibility of total loss exists.

4.11 Purchaser understands and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Subject Securities or made any findings or determination as to the fairness of this investment.

4.12 Purchaser is not, and is not owned or controlled by or acting on behalf of (in connection with the transactions hereunder), a Sanctioned Person (as defined below). Purchaser is not a non-U.S. shell bank or providing banking services to a non-U.S. shell bank. Purchaser represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001 and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that Purchaser maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act. Purchaser also represents that it maintains, either directly or through the use of a third-party administrator, policies and procedures reasonably designed for the screening of any investors against Sanctions-related lists of blocked or restricted persons. Purchaser further represents and warrants that the funds held by Purchaser and used to purchase the Subject Securities are derived from lawful activities. For purposes of this Agreement, “Sanctioned Person” means at any time any person or entity: (a) listed on any Sanctions-related list of designated or blocked or restricted persons; (b) that is a national of, the government of, or any agency or instrumentality of the government of, or resident in, or organized under the laws of, a country or territory that is the target of comprehensive Sanctions from time to time (as of the date of this Agreement, Cuba, Iran, North Korea, Syria, and the Crimea region); or (c) owned or controlled by or acting on behalf of any of the foregoing. “Sanctions” means those trade, economic and financial sanctions laws, regulations, embargoes, and restrictive measures (in each case having the force of law) administered, enacted or enforced from time to time by (a) the United States (including without limitation the U.S. Department of the Treasury, Office of Foreign Assets Control, the U.S. Department of State, and the U.S. Department of Commerce), (b) the European Union and enforced by its member states, (c) the United Nations, (d) Her Majesty’s Treasury and (e) the Cayman Islands.

4.13 Purchaser is not currently (and at all times through Closing will refrain from being or becoming) a member of a “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act or any successor provision) acting for the purpose of acquiring, holding, voting or disposing of equity securities of SCVX (within the meaning of Rule 13d-5(b)(1) under the Exchange Act).

4.14 Purchaser has, and at the Closing will have, sufficient funds or immediate unconditional availability to sufficient funds, to pay the Purchase Price pursuant to Section 2.

4.15 No broker or finder is entitled to any brokerage or finder’s fee or commission solely in connection with the sale of the Subject Securities to Purchaser based on any arrangement entered into by or on behalf of Purchaser.

ARTICLE 5
SPONSOR COVENANTS

5.1 Pre-Closing Covenants. From the date hereof until the earlier of the Closing or the termination of this Agreement in accordance with its terms, Sponsor shall perform its obligations under the Letter Agreement, including its voting and non-redemption obligations in respect of the Business Combination under Section 1 thereof. Prior to the Closing, Sponsor shall cause to be amended that certain Registration Rights Agreement, dated as of January 23, 2020, by and among SCVX, Sponsor and the other parties thereto such that, from and after the consummation of the Purchase, Purchaser possesses all the rights of a “Holder” thereunder (as in effect on the date hereof) in respect of the Subject Securities.

ARTICLE 6
MISCELLANEOUS

6.1 Notices. All notices or other communication required or permitted hereunder shall be in writing and shall be delivered personally, by e-mail, or by certified, registered or express U.S. mail or nationally recognized courier service, next day delivery and postage prepaid. Any such notice shall be deemed given when so delivered personally or by e-mail or on the second (2nd) business day after such deposit in the U.S. mail or with such courier service, as follows:

(a) if to a Seller, to:

c/o

SCVX USA LLC
1717 Pennsylvania Ave, NW
Washington DC 20006
Attention: Michael Doniger
Telephone: (202) 681-8461
Email: mike@scvx.com

With a copy, which shall not constitute notice, to:

Willkie Farr & Gallagher LLP
787 Seventh Avenue
New York, NY 10019-6099
Attention: Adam M. Turteltaub and Danielle Scalzo
Telephone: (212) 728-8129 and (212) 728-8620
Emails: aturteltaub@willkie.com and dscalzo@willkie.com

(b) If to Purchaser, to:

XN LP
412 West 15th Street, 13th Floor
New York, NY 10011
Attention: Thomas O’Grady
Telephone: (646) 849-0517
Email: tog@xnlp.com

With a copy, which shall not constitute notice, to:

Paul, Weiss, Rifkind, Wharton & Garrison LLP
1285 Avenue of the Americas
New York, NY 10019-6064
Attention: Krishna Veeraraghavan and Tracey A. Zaccone
Telephone: (212) 373-3661 and (212) 373-3085
Emails: kveeraraghavan@paulweiss.com and tzaccone@paulweiss.com

Any party may by notice given in accordance with this Section 6.1 designate another address or person for receipt of notices hereunder.

6.2 Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and permitted assigns of the parties hereto. No Person other than the parties hereto and their successors and permitted assigns is intended to be a beneficiary of this Agreement. Purchaser may not assign its rights under this Agreement without the prior written consent of the Sponsor and no Seller may assign its rights under this Agreement without the prior written consent of Purchaser; provided that prior to the Closing, XN LP may assign this Agreement in whole or in part to any one or more of its Affiliates or affiliated investment funds upon notice thereof to Sponsor; provided, further, that any such assignment shall not relieve XN LP of its obligations hereunder.

6.3 Amendment and Waiver.

(a) No failure or delay on the part of any Seller or Purchaser in exercising any right, power or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right, power or remedy preclude any other or further exercise thereof or the exercise of any other right, power or remedy. The remedies provided for herein are cumulative and are not exclusive of any remedies that may be available to any Seller or Purchaser at law, in equity or otherwise.

(b) Any amendment, supplement or modification of or to any provision of this Agreement shall be effective only if it is made in writing and signed by Sponsor, Purchaser and Hudson Bay Master Fund Ltd. (“Hudson Bay”); provided that no amendment, supplement or modification that materially and adversely affects the ability of SCVX or the Company to consummate, or is reasonably expected to prevent or materially delay the consummation of, the Transactions (as defined in the Merger Agreement as of the date hereof) shall be effective without the prior written consent of the Company. Any waiver of any provision of this Agreement shall be effective only if given in writing and signed by the party against which such waiver is to be enforced; provided that (i) any waiver to be enforced against Sponsor shall also be signed by Hudson Bay and (ii) Sponsor and Hudson Bay may approve any waiver that applies to all Sellers, and any such waiver signed by Sponsor and Hudson Bay shall be effective and enforceable against all Sellers.

6.4 Expenses. Purchaser and Sellers shall each bear their own expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby, subject to SCVX’s obligations under Section 3.07 of the Merger Agreement to pay or cause to be paid any such expenses on any party’s behalf upon closing of the Business Combination.

6.5 Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, all of which when so executed shall be deemed to be an original and both of which taken together shall constitute one and the same agreement.

6.6 Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

6.7 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PRINCIPLES THEREOF, EXCEPT THAT SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW SHALL APPLY. THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF ANY STATE OR FEDERAL COURT SITTING IN THE COUNTY OF NEW YORK, IN THE STATE OF NEW YORK OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT. TO THE FULLEST EXTENT THEY MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, THE PARTIES HERETO IRREVOCABLY WAIVE AND AGREE NOT TO ASSERT, BY WAY OF MOTION, AS A DEFENSE OR OTHERWISE, ANY CLAIM THAT THEY ARE NOT SUBJECT TO THE JURISDICTION OF ANY SUCH COURT, ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

6.8 Severability. If any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable in any respect for any reason, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions hereof shall not be in any way impaired, unless the provisions held invalid, illegal or unenforceable shall substantially impair the benefits of the remaining provisions hereof.

6.9 Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein or therein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

6.10 Further Assurances. Each of the parties shall execute such documents and perform such further acts (including, without limitation, obtaining any consents, exemptions, authorizations, or other actions by, or giving any notices to, or making any filings with, any Governmental Authority or any other Person) as may be reasonably required or desirable to carry out or to perform the provisions of this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered by their respective officers hereunto duly authorized as of the date first above written.

SPONSOR

SCVX USA LLC

By:	/s/ Hank Thomas
Name: Hank Thomas
Title: Chief Executive Officer

SELLERS

/s/ Michael Doniger
Name: Michael Doniger

/s/ Hank Thomas
Name: Hank Thomas

/s/ Chris Ahern
Name: Chris Ahern

/s/ Sounil Yu
Name: Sounil Yu

/s/ Vivian Schneck-Last
Name: Vivian Schneck-Last

/s/ David J. Lunglhofer
Name: David J. Lunglhofer

/s/ Daniel Coats
Name: Daniel Coats

PURCHASER

XN LP

By:	/s/ Thomas L. O’Grady
	Name:	Thomas L. O’Grady
	Title:	General Counsel and Chief Compliance Officer

Schedule I

Sellers	Subject Shares	Subject Shares Purchase Price	Subject Warrants	Subject Warrants Purchase Price
SCVX USA LLC c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	2,041,250	$10,125.00	3,300,000	$3,300,000.00
Michael Doniger c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	575,000	$1,250.00	¾	¾
Hank Thomas c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	143,750	$625.00	¾	¾
Chris Ahern c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	43,125	$187.50	¾	¾
Sounil Yu c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	14,375	$62.50	¾	¾
Vivian Schneck-Last c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	14,375	$62.50	¾	¾
David J. Lunglhofer c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	14,375	$62.50	¾	¾
Daniel Coats c/o SCVX USA LLC 1717 Pennsylvania Ave, NW #625 Washington, DC	28,750	$125.00	¾	¾
Total	2,875,000	$12,500.00	3,300,000	$3,300,000.00